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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K


                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



                         Date of Report: April 28, 1999



                             REDWOOD EMPIRE BANCORP
            (Exact number of Registrant as specified in its charter)



              California                File No. 0-19231          68-0166366
    (State or other jurisdiction of  (Commission File Number)   (IRS Employer)
    Incorporated or organization)                            Identification No.)



         111 Santa Rosa Avenue, Santa Rosa, California            95404-4905
         (Address of principal executive offices)                 (Zip Code)


       Registrant's telephone number, including area code: (707) 573-4800





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Item 5.  Other Events

Press releases for the following (article attached):

         Redwood Empire Bancorp reports first quarter 1999 financial results.











                                   SIGNATURES



         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



            4/28/99
Date:  ___________________             REDWOOD EMPIRE BANCORP
                                            (Registrant)


                                            /s/ James E. Beckwith
                                       By:  ______________________
                                            James E. Beckwith
                                            Executive Vice President and
                                            Chief Financial Officer


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                                FOR:             REDWOOD EMPIRE BANCORP

                                APPROVED BY:     James Beckwith
                                                 Chief Financial Officer
                                                 (707) 522-5215

                                CONTACT:         Morgen-Walke Associates, Inc.
                                                 John Swenson
                                                 (415) 296-7383
For Immediate Release                            Mark Owen
                                                 (212) 850-5600


                     REDWOOD EMPIRE BANCORP REPORTS IMPROVED
                      FIRST QUARTER 1999 OPERATING RESULTS

SANTA ROSA, Calif. (April 28, 1999) -- Redwood Empire Bancorp (Nasdaq: REBC) today reported financial results for the first quarter ended March 31, 1999.

     First quarter income before an extraordinary item was $1,294,000, or $0.37 diluted per share. Net income after the extraordinary item, which relates to the write-off of $276,000 of unamortized debt issuance costs, net of tax, amounted to $1,018,000 or $0.29 per diluted share. This compares with net income of $1,107,000, or $0.32 diluted per share, in the first quarter of 1998. On a comparable basis, return on equity before the extraordinary item was 13.24% in the first quarter, compared with 13.11% a year ago.

     "We are very pleased with our financial performance this quarter," stated Tom Whitaker, Chairman of Redwood Empire Bancorp. "These results show consistent improvement over the year ago period, and illustrate that our efforts to enhance revenue and increase operating efficiencies are paying off. In addition, during the quarter we completed the redemption of our subordinated debt, which we view as part of our ongoing commitment to improve shareholder value."

     Consolidated net interest income increased $253,000 to $4,827,000 in the first quarter of 1999, compared to $4,574,000 in the first quarter of 1998, primarily due to an increase in net interest margin. Net interest margin for the quarter was 5.00%, compared to 4.73% in 1998. Non interest income or fee income increased by $59,000 to $3,386,000 compared to $3,327,000 in the same quarter one year ago. Non interest expense for the first quarter of 1999 increased by $160,000 to $5,809,000 when compared to the same quarter one year ago.

     The loan loss provision totaled $300,000 for the first quarter versus $510,000 in the same period last year. Net chargeoffs were $100,000 or .14% of average portfolio loans. Nonperforming assets at March 31, 1999 amounted to $9,720,000 or 2.24% of total assets, compared to nonperforming assets of $8,911,000 or 2.11% of total assets at December 31, 1998. As of March 31, 1999, non accrual loans amounted to $6,982,000, restructured loans totaled $1,045,000 and other real estate owned and other assets owned equaled $1,693,000.

     Total assets were $433,638,000 at quarter-end. Common book value per share was $11.70. The Company's Tier 1 capital to average assets ratio was 9.08% as of March 31, 1999.

     Redwood Empire Bancorp is the holding company for National Bank of the Redwoods, a commercial bank. The Company operates through branches and loan production offices in various northern California locations.

     The statements contained in this release, which are not historical facts, are forward-looking statements that are subject to risks and uncertainties. Actual results may differ materially from those set forth in or implied by forward-looking statements. These risks are described in the Company's Securities and Exchange Commission filings.

                               (Tables to follow)


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


                         REDWOOD EMPIRE BANCORP AND SUBSIDIARIES
                     CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

           (Dollars in thousands except for earnings per share and share data)


                                                                Three Months Ended
                                                          March 31           March 31
                                                            1999               1998
                                                       ----------------   ----------------

Interest income                                                 $7,743             $8,306
Interest expense                                                 2,916              3,732
                                                       ----------------   ----------------
Net interest income                                              4,827              4,574
Provision for loan losses                                          300                510
                                                       ----------------   ----------------
Net interest income after loan loss provision                    4,527              4,064
Other income                                                     3,386              3,327
Other expense                                                    5,810              5,649
                                                       ----------------   ----------------
Income before taxes                                              2,103              1,742
Income tax expense                                                 809                635
                                                       ----------------   ----------------
Income before extraordinary item                                 1,294              1,107
Extraordinary item, net of tax                                     276                  0
                                                       ----------------   ----------------
Net income                                                       1,018              1,107
Preferred dividends                                                  0                112
                                                       ----------------   ----------------
Net income available for common shareholders                    $1,018               $995
                                                       ================   ================


Income per share before extraordinary item:
  Basic                                                           $.38               $.36
  Weighted average shares-Basic                              3,372,000          2,793,000

Income per share before extraordinary item:
  Diluted                                                         $.37               $.32
  Weighted average shares-Diluted                            3,469,000          3,445,000


Basic earnings per share:
  Net income                                                      $.30               $.36
  Weighted average shares                                    3,372,000          2,793,000

Diluted earnings per share:
  Net income                                                      $.29               $.32
  Weighted average shares                                    3,469,000          3,445,000


Selected Ratios
Return on Average Total Equity                                 13.24 %            13.11 %
Return on Average Assets                                        1.22 %             1.04 %



                                                           Selected Balance Sheet Data
                                                                  (In Thousands)

                                                          March 31           March 31
                                                            1999               1998
                                                       ----------------   ----------------

Total Loans, including Mortgage Loans Held for Sale           $311,551           $290,439
Allowance for Loan Loss                                          8,242              7,649
Total Assets                                                   433,638            443,891
Total Deposits                                                 373,954            385,013
Equity Capital                                                  39,544             34,333
Nonperforming Assets                                             9,720             14,705